Exhibit 21

L-3 Communications Holdings, Inc. And Subsidiaries
As of December 31, 2005

Name	Jurisdiction
L-3 Communications Holdings, Inc.	Delaware
L-3 Communications Corporation	Delaware
6292151 Canada Inc.	Canada
L-3 Communications Electronic Systems Inc.	Canada
Aviation Communications & Surveillance Systems, LLC*	Delaware
ACSS – NZSC Limited *	New Zealand
Honeywell TCAS Inc.*	Delaware
C3-ilex, LLC*	California
Electrodynamics, Inc.	Arizona
Henschel Inc.	Delaware
Hygienetics Environmental Services, Inc.	Delaware
Interstate Electronics Corporation	California
KDI Precision Products, Inc.	Delaware
L-3 Canada Acquisition Inc.	Canada
Wescam Inc.	Canada
Film Europe Limited*	Belgium
Mosaic Mapping Inc.*	Canada
New Vision Group Inc.*	Florida
Wescam Asia Pte Ltd.*	Singapore
Wescam Europe Limited	United Kingdom
Wescam Financial (U.S.A.) LLC	Delaware
L-3 Communications Advanced Laser Systems Technology, Inc.	Florida
L-3 Communications Aeromet, Inc.	Oregon
L-3 Communications AIS GP Corporation	Delaware
L-3 Communications Integrated Systems L.P.	Delaware
Global Military Aircraft Solutions, LLC*	Delaware
L-3 Communications Vertex Aerospace LLC	Delaware
Army Fleet Support, LLC*	Delaware
J-R Technical Management, L.L.C.*	Texas
J-R Technical Services Limited Partnership, L.L.P.*	Texas
L-3 Communications Flight Capital LLC	Delaware
L-3 Communications Flight International Aviation LLC	Delaware
L-3 Communications Vector International Aviation LLC	Delaware
L-3 Communications Applied Signal and Image Technology, Inc.	Maryland
L3 Communications Australia Proprietary Limited	Australia
L-3 Communications Australia Pty Ltd	Australia
L-3 Communications Avionics Systems, Inc.	Delaware
L-3 Communications AVISYS Corporation	Texas
L-3 Communications Aydin Corporation	Delaware
Aydin Foreign Sales Limited	Guam
Aydin S.A.*	Argentina
L-3 Communications Global Network Solutions U.K. Ltd.	United Kingdom
L-3 Communications Investments Inc.	Delaware
Aydin Yazilim ve Elektronik Sanayi A.S.*	Turkey
L-3 Communications Canada Inc.	Canada

L-3 Communications Holdings, Inc. And Subsidiaries (Continued)
As of December 31, 2005

Name	Jurisdiction
L-3 Communications MAS (Canada) Inc.	Canada
Spar Aerospace Limited	Canada
International Aerospace Management Company Scrl*	Republic of Italy
Sovcan Star Satellite Communications Inc. *	Canada
L-3 Communications CE Holdings, Inc.	Delaware
L-3 Communications Cincinnati Electronics Corporation	Ohio
L-3 Communications Electron Technologies, Inc.	Delaware
L-3 Communications EOTech, Inc.	Delaware
L-3 Communications ESSCO, Inc.	Delaware
Electronic Space Systems International Corp.	U.S. Virgin Islands
ESSCO Collins Limited*	Republic of Ireland
L-3 Communications Government Services, Inc.	Virginia
D.P. Associates Inc.	Virginia
L-3 Communications Holding GmbH	Germany
L-3 Communications ELAC Nautik GmbH	Germany
ELAC Nautik Unterstützungskaße GmbH	Germany
Power Paragon (Deutschland) Holding GmbH	Germany
EuroAtlas Gesellschaft für Leistungselektronik mbH	Germany
JovyAtlas Elektrische Umformtechnik GmbH	Germany
Astrid Energy Enterprises S.r.l.*	Republic of Italy
Narda Safety Test Solutions GmbH	Germany
PMM Costruzioni Electtroniche Centro Misure Radioelettriche S.r.l.	Republic of Italy
EMC S.r.l.*	Republic of Italy
L-3 Communications Hong Kong Limited	Hong Kong
L-3 Communications ILEX Systems, Inc.	Delaware
L-3 Communications InfraredVision Technology Corporation	California
L-3 Communications India Private Limited	India
L-3 Communications Italy S.r.l.	Republic of Italy
L-3 Communications Klein Associates, Inc.	Delaware
L-3 Communications Korea Corporation	South Korea
L-3 Communications Malaysia Sdn Bhd.	Malaysia
L-3 Communications MAPPS Malaysia Sdn. Bhd.	Malaysia
L-3 Communications MAPPS Inc.	Canada
L-3 Communications MAPPS Investments, LLC	Delaware
L-3 Communications Marine Holdings AS	Norway
L-3 Communications Valmarine AS	Norway
L-3 Communications Navigation AS	Norway
L-3 Communications Marine Systems UK Ltd.	United Kingdom
FAST Holdings Limited*	United Kingdom
L-3 Communications MAS (US) Corporation	Delaware
L-3 Communications Mobile-Vision, Inc.	New Jersey
L-3 Communications Security and Detection Systems, Inc.	Delaware
L-3 Communications Singapore Pte Ltd	Singapore
L-3 Communications Sonoma EO, Inc.	California
L-3 Communications Titan Corporation	Delaware

L-3 Communications Holdings, Inc. And Subsidiaries (Continued)
As of December 31, 2005

Name	Jurisdiction
Cayenta, Inc.*	Delaware
Datron / Trans World Communications Int’l. Ltd.	U.S. Virgin Islands
Horizons Technology International, Ltd.	Barbados
Intelligence Data Systems, Inc.	Virginia
LinCom Wireless, Inc.*	Delaware
ProCom Services, Inc.	California
Pulse Engineering Services Inc.	Delaware
Sakon, LLC*	Delaware
Sakon Calling Cards, LLC*	New Jersey
Titan Deutschland GmbH	Germany
Titan Facilities, Inc.	Virginia
Delta Lord Joint Venture*	Florida
Titan Italia S.r.l.	Republic of Italy
Titan Systems Solutions UK Ltd.	United Kingdom
Titan Wireless, Inc.*	Delaware
Titan Wireless Afripa Holding, Inc.*	Delaware
L-3 Communications U.K. Ltd.	United Kingdom
Storm Control Systems Limited	United Kingdom
L-3 Communications Westwood Corporation	Nevada
L-Tres Comunicaciones Cost Rica, S.A.	Costa Rica
Medical Education Technologies, Inc.*	Delaware
Microdyne Corporation	Maryland
Microdyne Communications Technologies Incorporated	Maryland
MCTI Acquisition Corporation	Maryland
Apcom, Inc.	Maryland
L-3 Communications CSI, Inc.	California
Microdyne Ltd.	U.S Virgin Islands
Microdyne Outsourcing Incorporated	Maryland
MPRI, Inc.	Delaware
Civilian Police International, LLC*	Delaware
CPI Police Services, Ltd.*	Cayman Islands
Forfeiture Support Associates, L.L.C.*	Delaware
MPRI International Services, Ltd.	Bermuda
MVT Equity LLC*	Delaware
New SI, LLC	Delaware
Pac Ord Inc.	Delaware
Power Paragon, Inc.	Delaware
SPD Electrical Systems, Inc.	Delaware
SPD Switchgear Inc.	Delaware
SYColeman Corporation	Florida
URS Coleman*	Maryland
Wescam Holdings (US) Inc.	Delaware
Broadcast Sports Inc.	Delaware
L-3 Communications EO/IR, Inc.	Florida
Troll Technology Corporation	California
Wescam Air Ops Inc.	Delaware

L-3 Communications Holdings, Inc. And Subsidiaries (Continued)
As of December 31, 2005

Name	Jurisdiction
Wescam Air Ops LLC	Delaware
Wescam LLC	Delaware
Wolf Coach, Inc.	Massachusetts

*	Represents non-wholly owned subsidiaries.